UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2015

CAREY WATERMARK INVESTORS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

000-54263	26-2145060
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on April 30, 2015, to include the historical financial statements and pro forma financial information required by Items 9.01(a) and (b).

Item 9.01 — Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

On February 12, 2015 and March 19, 2015, wholly-owned subsidiaries of Carey Watermark Investors Incorporated (“CWI”) completed the acquisitions of the Westin Minneapolis Hotel and the Westin Pasadena Hotel, respectively, from HEI Hotels & Resorts, an unaffiliated third party. These hotels are related businesses and are significant in the aggregate.

The Westin Minneapolis is a full-service hotel located in Minneapolis, Minnesota and has 214 rooms. The Westin Pasadena is a full-service hotel located in Pasadena, California and has 350 rooms. The HEI Minneapolis LLC and HEI Pasadena LLC combined financial statements and independent auditor’s report as of and for the year ended December 31, 2014 are attached as Exhibit 99.1 hereto and are incorporated by reference herein.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

(c) N/A

(d) Exhibits

Exhibit No.	Description
99.1	Audited combined financial statements of HEI Minneapolis LLC and HEI Pasadena LLC as of and for the year ended December 31, 2014

99.2	Unaudited pro forma condensed consolidated financial information of CWI as of and for the year ended December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated
Date:	June 2, 2015
		By:	/s/ Hisham A. Kader
Hisham A. Kader
Chief Financial Officer